Exhibit 99

News Release

Date: January 27, 2005	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

Mid-State Bancshares Reports 14.3% Earnings Per Share Increase
 in Fourth Quarter 2004

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $0.40 per share for the fourth quarter of 2004, up 14.3% from the $0.35 earned one year earlier.  Net income for the quarter was $9.4 million, up 12.1% from the $8.4 million earned in the same quarter in 2003.  For the full year, results were $1.47 per share for 2004, a 5% increase from $1.40 per share earned in the previous year.  Total net income for the year reached $35.1 million, a 5.9% increase over the $33.2 million earned in 2003.

“As we enter 2005, the prospects for Mid-State Bank & Trust are very positive,” said James W. Lokey, president and chief executive officer.  “Our earning asset mix has improved with the growth in the loan portfolio and we expect that to continue.   Along with the loan growth, the recent rate increases are having a positive effect on the net interest margin.”

James G. Stathos, executive vice president and chief financial officer, added, “These results are after investing nearly $1 million in 2004 in additional expense along with untold hours of employees’ time to document the Bank’s internal control structure over financial reporting, as required by Section 404 of the Sarbanes-Oxley legislation.”

Total assets of the Company increased 3.8% to $2.3 billion at quarter-end, up from $2.2 billion one year earlier, while deposits increased 4.3% to $2.0 billion at quarter-end, up from just over $1.9 billion one year earlier.  The Bank continues to be very successful in attracting core deposits, while remaining competitive in retaining time deposits.  Time deposits decreased modestly to $394.3 million from $400.6 million one year earlier.  All other categories of demand, NOW, money market, and savings increased to $1.6 billion from $1.5 billion at December 31, 2003.  The loan portfolio reached just over $1.4 billion at December 31, 2004, compared to $1.15 billion one year earlier.  The Company is seeing growth in its loan portfolio, especially in both the residential and non-residential real estate sectors, and with the improving economy expects to see further improvement in its commercial and industrial loan segment.  This trend, coupled with the benefit from rising interest rates, is expected to have a positive effect on the Company’s net interest income.

Non-performing asset levels were reduced to $10.7 million compared to $15.7 million one year earlier.  The level of non-performing assets as a percent of total assets was 0.5% compared to 0.7% one year ago.  Non-performing assets are centered primarily in one loan secured by real estate (totaling $8.5 million).  Management has specific reserves on its impaired loans that it believes would offset potential losses, if any, arising from less than full recovery of the loans from the supporting collateral.  The ratio of the Company’s allowances for losses to non-performing loans was 146% compared to the same level one year earlier.  The Company’s allowance for losses to loans was 1.1% of total gross loans at December 31, 2004, compared to 1.6% at December 31, 2003.

The five key factors influencing earnings in 2004 compared to 2003 included the following: 1) the Company took a benefit to provision for loan losses of $2.7 million in 2004 compared to a benefit of $969,000 in 2003 resulting in a pre-tax improvement to earnings of $1.7 million; 2) the Company showed a $5.9 million increase in net interest income as the result of increases in earning assets, more than offsetting lower earning asset yields; 3) the Company realized non-recurring gains in 2004 of $1.1 million on the sale of Other Real Estate Owned (OREO) and $475,000 in securities gains compared to minimal gains the prior year; 4) increases in non-interest expense amounted to $4.6 million in 2004 compared to 2003 reflecting Sarbanes-Oxley compliance costs, increased advertising expenditures, and the impact of the acquisition of Ojai Valley Bank late in 2003; and 5) there was a decline in net gains realized on mortgage loans sold of $2.8 million in 2004 compared to 2003 as a result of the dramatic slowdown in refinance activity during the year.

Key factors influencing earnings in the fourth quarter of 2004 compared to the fourth quarter of 2003 included the following: 1) the Company took a benefit to provision for loan losses of $1.2 million in 2003 compared to no provision or benefit in 2004, resulting in a decrease in pre-tax earnings; 2) the Company showed a $2.2 million increase in net interest income as the result of increases in earning assets, more than offsetting lower earning asset yields; 3) the Company realized reduced levels of non-interest income by $1.2 million, primarily the result of a $908,000 drop in merchant processing income as a result of outsourcing of this activity; and 4) decreases in non-interest expense amounted to $1.2 million in the fourth quarter of 2004 compared to the like 2003 period because decreases in the Company’s bonus accrual and costs of merchant processing activities more than offset the increase in Sarbanes-Oxley compliance costs.

In early 2004, the Board authorized the repurchase of up to 1,178,352 additional shares of the Company’s common stock.  This authorization does not have an expiration date.  There were 285,048 shares of the Company’s common stock repurchased in the fourth quarter of 2004 at an average price of $27.47 per share compared to 174,176 shares repurchased in the fourth quarter of 2003 at an average price of $25.05 per share.  In 2004, the Company repurchased 658,867 shares (872 were purchased under a prior authorization) of its common stock at an average price of $25.26 per share compared to 800,006 repurchased in the like 2003 period at an average price of $20.27 per share.  As of December 31, 2004, the Company is continuing the program and can repurchase up to 520,357 additional shares under the January authorization.

In other matters concerning capital, the Board of Directors again approved a quarterly dividend in the fourth quarter of 2004, raising it to $0.16 per share, which brings the total for 2004 to $0.58, representing a 16% increase over the $0.50 declared in 2003.  The Company paid a dividend of $0.13 in the fourth quarter of 2003.

Mid-State Bancshares is a $2.3 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 41 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

Consolidated Financial Data - Mid-State Bancshares

(Unaudited)	Quarter Ended		Year-to-Date
(In thousands)	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Interest Income (not taxable equivalent)	$28,843	$26,525	$109,936	$105,240
Interest Expense	2,301	2,140	8,450	9,699
Net Interest Income	26,542	24,385	101,486	95,541
(Benefit)/Provision for Loan Losses	—	(1,229)	(2,700)	(969)
Net Interest Income after provision for loan losses	26,542	25,614	104,186	96,510
Non-interest income	5,604	6,823	27,764	29,059
Non-interest expense	18,458	19,701	79,294	74,691
Income before income taxes	13,688	12,736	52,656	50,878
Provision for income taxes	4,290	4,350	17,547	17,714
Net Income	$9,398	$8,386	$35,109	$33,164

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
Per share:
Net Income - basic	$0.41	$0.36	$1.50	$1.41
Net Income - diluted	$0.40	$0.35	$1.47	$1.40
Weighted average shares used in Basic E.P.S. calculation	23,201	23,447	23,422	23,443
Weighted average shares used in Diluted E.P.S. calculation	23,741	23,921	23,897	23,762
Cash dividends	$0.16	$0.13	$0.58	$0.50
Book value at period-end			$11.89	$11.57
Tangible book value at period end			$9.48	$9.15
Ending Shares			23,099	23,567

Financial Ratios
Return on assets	1.60%	1.53%	1.55%	1.62%
Return on tangible assets	1.64%	1.57%	1.59%	1.66%
Return on equity	13.40%	12.50%	12.67%	12.70%
Return on tangible equity	16.75%	15.45%	15.90%	15.21%
Net interest margin (not taxable equivalent)	5.01%	4.91%	4.95%	5.14%
Net interest margin (taxable equivalent yield)	5.42%	5.31%	5.36%	5.54%
Net loan (recoveries) losses to avg. loans	0.03%	(0.01)%	(0.03)%	0.06%
Efficiency ratio	57.4%	63.1%	61.3%	59.9%

Period Averages
Total Assets	$2,330,364	$2,171,206	$2,269,873	$2,045,252
Total Tangible Assets	2,274,646	2,118,330	2,213,639	2,000,406
Total Loans (includes loans held for sale)	1,403,478	1,138,603	1,310,842	1,131,932
Total Earning Assets	2,107,007	1,971,706	2,050,218	1,857,241
Total Deposits	2,026,945	1,878,835	1,970,248	1,763,215
Common Equity	278,924	266,132	277,054	261,103
Common Tangible Equity	223,206	215,316	220,820	217,982

Balance Sheet - At Period-End
Cash and due from banks			$109,719	$123,763
Investments and Fed Funds Sold			650,817	822,179
Loans held for sale			12,988	13,410
Loans, net of deferred fees, before allowance for loan losses			1,421,894	1,154,932
Allowance for Loan Losses			(13,799)	(16,063)
Goodwill and core deposit intangibles			55,572	56,947
Other assets			55,946	53,664
Total Assets			$2,293,137	$2,208,832

Non-interest bearing deposits			$517,139	$487,624
Interest bearing deposits			1,477,406	1,424,807
Other borrowings			6,582	7,627
Allowance for losses - unfunded commitments			1,783	1,941
Other liabilities			15,600	14,279
Shareholders’ equity			274,627	272,554
Total Liabilities and Shareholders’ equity			$2,293,137	$2,208,832

Asset Quality & Capital - At Period-End
Non-accrual loans			$10,700	$12,312
Loans past due 90 days or more			—	—
Other real estate owned			—	3,428
Total non performing assets			$10,700	$15,740

Allowance for losses to loans, gross (1)			1.1%	1.6%
Non-accrual loans to total loans, gross			0.8%	1.1%
Non performing assets to total assets			0.5%	0.7%
Allowance for losses to non performing loans (1)			145.6%	146.2%

Equity to average assets (leverage ratio)			9.3%	9.6%
Tier One capital to risk-adjusted assets			12.1%	13.8%
Total capital to risk-adjusted assets			13.0%	15.0%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

(Unaudited)	Quarter Ended
(In thousands)	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Interest Income (not taxable equivalent)	$28,843	$28,236	$26,620	$26,237	$26,525
Interest Expense	2,301	2,083	1,990	2,076	2,140
Net Interest Income	26,542	26,153	24,630	24,161	24,385
(Benefit)/Provision for Loan Losses	—	—	(2,700)	—	(1,229)
Net Interest Income after provision for loan losses	26,542	26,153	27,330	24,161	25,614
Non-interest income	5,604	7,250	7,910	6,999	6,823
Non-interest expense	18,458	20,265	20,877	19,693	19,701
Income before income taxes	13,688	13,138	14,363	11,467	12,736
Provision for income taxes	4,290	4,465	4,990	3,802	4,350
Net Income	$9,398	$8,673	$9,373	$7,665	$8,386

	Quarter Ended
(In thousands, except per share data)	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Per share:
Net Income - basic	$0.41	$0.37	$0.40	$0.33	$0.36
Net Income - diluted	$0.40	$0.36	$0.39	$0.32	$0.35
Weighted average shares used in Basic E.P.S. calculation	23,201	23,369	23,550	23,570	23,447
Weighted average shares used in Diluted E.P.S. calculation	23,741	23,842	23,962	24,045	23,921
Cash dividends	$0.16	$0.14	$0.14	$0.14	$0.13
Book value at period-end	$11.89	$11.94	$11.60	$11.80	$11.56
Tangible book value at period end	$9.48	$9.54	$9.20	$9.40	$9.15
Ending Shares	23,099	23,323	23,454	23,586	23,567

Financial Ratios
Return on assets	1.60%	1.50%	1.68%	1.40%	1.53%
Return on tangible assets	1.64%	1.53%	1.72%	1.44%	1.57%
Return on equity	13.40%	12.47%	13.73%	11.09%	12.50%
Return on tangible equity	16.75%	15.64%	17.28%	13.93%	15.45%
Net interest margin (not taxable equivalent)	5.01%	5.01%	4.90%	4.88%	4.91%
Net interest margin (taxable equivalent yield)	5.42%	5.41%	5.31%	5.30%	5.31%
Net loan (recoveries) losses to avg. loans	0.03%	(0.01)%	0.00%	(0.04)%	(0.01)%
Efficiency ratio	57.4%	60.7%	64.2%	63.2%	63.1%

Period Averages
Total Assets	$2,330,364	$2,306,318	$2,242,379	$2,199,365	$2,171,206
Total Tangible Assets	2,274,646	2,250,254	2,185,971	2,142,613	2,118,330
Total Loans (includes loans held for sale)	1,403,478	1,358,768	1,289,633	1,189,945	1,138,603
Total Earning Assets	2,107,007	2,077,356	2,022,516	1,993,070	1,971,706
Total Deposits	2,026,945	2,005,694	1,947,865	1,899,475	1,878,835
Common Equity	278,924	276,652	274,577	278,047	266,132
Common Tangible Equity	223,206	220,587	218,169	221,295	215,316

Balance Sheet - At Period-End
Cash and due from banks	$109,719	$119,104	$128,141	$123,672	$123,763
Investments and Fed Funds Sold	650,817	688,923	697,431	749,708	822,179
Loans held for sale	12,988	10,001	12,789	10,712	13,410
Loans, net of deferred fees, before allowance for loan losses	1,421,894	1,394,478	1,316,135	1,240,325	1,154,932
Allowance for Loan Losses	(13,799)	(13,912)	(13,895)	(16,584)	(16,063)
Goodwill and other intangibles (excl OMSR’s)	55,572	55,916	56,259	56,603	56,947
Other assets (incl OMSR’s)	55,946	55,033	55,155	54,231	53,664
Total Assets	$2,293,137	$2,309,543	$2,252,015	$2,218,667	$2,208,832

Non-interest bearing deposits	$517,139	$524,785	$498,754	$480,652	$487,624
Interest bearing deposits	1,477,406	1,474,782	1,455,691	1,435,908	1,424,807
Other borrowings	6,582	5,843	4,964	4,886	7,627
Allowance for losses - unfunded commitments	1,783	1,682	1,570	1,867	1,941
Other liabilities	15,600	23,989	19,074	17,072	14,279
Shareholders’ equity	274,627	278,462	271,962	278,282	272,554
Total Liabilities and Shareholders’ equity	$2,293,137	$2,309,543	$2,252,015	$2,218,667	$2,208,832

Asset Quality & Capital - At Period-End
Non-accrual loans	$10,700	$10,954	$11,758	$12,220	$12,312
Loans past due 90 days or more	—	—	2	—	—
Other real estate owned	—	—	—	3,428	3,428
Total non performing assets	$10,700	$10,954	$11,760	$15,648	$15,740

Allowance for losses to loans, gross (1)	1.1%	1.1%	1.2%	1.5%	1.6%
Non-accrual loans to total loans, gross	0.8%	0.8%	0.9%	1.0%	1.1%
Non performing assets to total assets	0.5%	0.5%	0.5%	0.7%	0.7%
Allowance for losses to non performing loans (1)	145.6%	142.4%	131.5%	151.0%	146.2%

Equity to average assets (leverage ratio)	9.3%	9.5%	9.7%	9.7%	9.6%
Tier One capital to risk-adjusted assets	12.1%	12.4%	13.0%	13.6%	13.8%
Total capital to risk-adjusted assets	13.0%	13.3%	13.9%	14.8%	15.0%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments